THIS AGREEMENT, made and entered into this 17th day of October, 1996, by and between

     CENTRAL OF GEORGIA RAILROAD COMPANY, a Georgia corporation, hereinafter styled Company; and

     SERVICE  INDUSTRIES,  INC.,  a  Georgia  corporation,   hereinafter  styled
Licensee;

                                   W I T N E S S E T H :

     THAT the PARTIES HERETO agree as follows:

ARTICLE 1. Company, insofar as its right, title, and interest enables it so to do, and without warranty, and in consideration of the covenants of Licensee, hereby grants unto Licensee the right to occupy and use for the purpose or purposes hereinafter mentioned:

     One parcel of the right of way or property of Company at MADISON, Morgan County, Georgia, having an area of 26,760 square feet, more or less, the location and dimensions of which arc substantially as shown hatched on print of Drawing No. TA-74-0217, dated March 25, 1974, hereunto attached and made a part hereof (hereinafter "Premises"); TOGETHER with the right to maintain three (3) existing underground tanks ( two, 1,000 gallon tanks and one, 550 gallon tank) thereon; which said three (3) existing underground tanks shall not become a fixtures upon the realty, but shall remain the property of Licensee and shall be removed from the Premises upon termination of this Agreement.

Company reserves unto itself, and its permittees, the permanent right to maintain, operate, renew, or reconstruct upon, under, or over said Premises, any existing pipe, electric transmission, telephone, telegraph, and signal lines, or any other facilities of like character. Licensee agrees that its occupation and use of the Premises is subject to any or all such rights and uses and to such rights as the owners or users thereof may have to use any road or highway, or portion thereof, which may be located upon or which may traverse said Premises.

ARTICLE 2. Licensee will use said Premises for the purpose of bulk distribution plant in connection with the gasoline and oil products business of Licensee and for no other purpose without the written consent of Company. This license is a personal privilege to Licensee and shall not be assigned without the written consent of Company, nor shall Licensee, except with such written consent, permit said Premises to be used for any purpose by any other party, firm, or corporation.

ARTICLE 3. Licensee will pay unto Company as rent the sum of THREE HUNDRED AND FIFTEEN AND 00/100 DOLLARS ($315.00) per annum, payable annually in advance, beginning as of the 17th day of October, 1996, which is the effective date hereof. If Licensee shall default in the payment of rental hereunder for a period of 30 days after the same shall be due, a late payment charge in the amount of 1/2 of 1% of such rent for each month or portion thereof that the same shall remain unpaid shall be charged to Licensee. Licensee will pay such late payment charge together with rental due hereunder. If Company cancels or terminates this Agreement for any reason except default of Licensee, Company shall refund to Licensee its pro rata portion of rent paid for the unexpired period, but if Company cancels or terminates because of default of Licensee, then Company may retain the rent paid for the unexpired period as liquidated damages.

ARTICLE 4. Licensee will pay to Company amounts sufficient to cover all taxes, license fees, or other charges assessed or levied upon or because of the property of or the business conducted by Licensee upon said Premises of Company. Licensee will also pay to Company amounts sufficient to cover all assessments or charges made against said Premises or against Company as owner of said Premises for street or sidewalk paving or other public improvements. At the option of Company, Licensee shall pay Company for such taxes, license fees, charges and assessments either in lump-sums or in annual installments.

ARTICLE 5. Licensee will not construct or install upon said Premises any buildings, structures, or improvements unless specifically permitted hereby or by written consent of Company. Any buildings, structures, or improvements erected by Licensee on said Premises, shall be substantially constructed or installed, maintained, and used in such manner as not to interfere with the business of Company, shall be kept in good repair and presentable condition, shall be located as described herein or otherwise approved in writing by Company, and shall, not be relocated upon Company Premises except with the written consent of Company. Licensee will be responsible for all snow and ice removal and will keep said Premises in clean and sanitary condition, free of waste, trash, or unsanitary or flammable matter, and prevent the posting of advertising bills or signs upon said Premises, except the usual business sign of Licensee.

ARTICLE 6. Licensee shall obtain all permits, certificates, licenses, and authorizations required by any governmental authority for any improvements to or use of the Premises.

ARTICLE 7. Licensee shall pay, satisfy, and discharge all claims, judgments or liens for material and/or labor, used or employed by Licensee or its agents in the construction, repair, maintenance, or removal of any buildings or structures located upon the Premises, whether the buildings or structures shall, under the terms of this Agreement, be the property of Company or Licensee, and Licensee shall indemnify and save harmless Company, its officers, agents and employees, from all such claims, judgments, liens, or demands whatsoever.

ARTICLE 8. In its use and occupancy of the Premises, Licensee will comply with the requirements of all federal, state, and local safety, health, environmental, and sanitation laws, rules, regulations, and ordinances, and, will at its own expense make all corrections, repairs, or additions to said Premises or the facilities thereon which are necessary to ensure compliance with such laws, rules, regulations, and ordinances. If Licensee is required by any such laws, rules, regulations, and ordinances to obtain insurance or furnish other documentation of financial responsibility, Licensee shall provide evidence of such insurance or documentation to Company prior to occupancy. Any insurance obtained by Licensee pursuant to this Agreement shall be maintained in force for the duration of this Agreement and shall provide for notice to Company at least 30 days prior to cancellation or termination.

ARTICLE 9. (a) Inasmuch as Licensee will be maintaining an underground storage tank on the Premises, Licensee agrees to comply with all regulations and requirements applicable to underground storage tanks that are promulgated under any federal or state statute, including but not limited to, Subtitle I of the Resource Conservation and Recovery Act and any amendments thereto. Licensee also agrees to comply with Norfolk Southern Corporations's Requirements for Underground Storage Tank Systems Located on Leased Properties, a copy of which is attached hereto as Exhibit B. Such requirements will include, but are not limited to, evidencing financial responsibility, corrosion protection, providing requisite notifications, testing of tanks for leaks, periodic monitoring of the tanks and adjacent soil to detect any leakage and the taking of necessary corrective action if a release from a tank does occur.

     Licensee agrees to send a copy of any notification filed with any federal or state agency regarding the underground tanks to Company and to notify Company in writing of any detected leakage of


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


a tank within three working days of discovery of the leakage at the address provided in article 11 below. In the event any leakage is detected from a tank, Licensee agrees to replace the tank immediately and remove and restore any soil or groundwater contaminated by said leakage.

     (b) Licensee agrees to store only gasoline and oil products in the underground storage tank since storage of any other regulated substance in the tank is prohibited by this Agreement. Licensee further agrees to remove said tanks upon vacation of the property and remove and restore any contaminated soil and groundwater at that time. In addition, Licensee shall not install any additional underground tanks or associated underground piping on the Premises without the express written consent of Company given prior to installation.

ARTICLE 10. Licensee shall not dispose of any wastes of any kind, whether hazardous or not, on said Premises and Licensee shall not conduct any activity on said Premises which may or does require a hazardous waste treatment storage or disposal facility permit from either the federal or state agencies.

ARTICLE 11. Licensee shall furnish Company with a written report detailing all releases, as defined in 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (Superfund Act), P. L. 96-510, on or from the Premises whenever such releases are required to be reported to any Federal, State, or local authority in accordance with any Federal, State, or local laws, rules, regulations, and ordinances, and any regulations issued thereunder, including, but not limited to, those laws listed in Exhibit A attached hereto. Such written report shall identify the substance released, the amount released, and the measures undertaken to clean up and remove the released material and any contaminated soil or water, and shall further certify that no contamination remains or will remain after the cleanup measures have been completed. Such reports shall be supplemented by providing the Company with copies of any written reports required to be submitted by Licensee to any Governmental agency in accordance with any Federal, State, or local law, rule, regulation, or ordinance, or by the Council on Environmental Quality's National Oil and Hazardous Substances Pollution Contingency Plan as it now exists or as it may hereafter be amended. The foregoing reports to Company and copies of reports to Governmental agencies shall be sent to Company's Director of Environmental
Protection and Emergency Response, c/o Norfolk Southern Corporation, 110 Franklin Road, S.E., Roanoke, Virginia 24042-0022, within fifteen days after notification, whether written or otherwise, is required to be given by Licensee to any such Governmental agency.

ARTICLE 12. (a) If Company detects any violation of Articles 8, 9, 10 and 11, including any contamination of the Premises, Company shall so notify Licensee of the violation and Licensee shall take immediate steps to eliminate such violation. Licensee hereby agrees to indemnify and hold harmless Company, its officers, agents and employees, from all liability resulting from violations of Articles 8, 9, 10 and 11 of this Agreement and agrees to reimburse Company for all actual costs and expenses incurred by Company in eliminating such violations, including, but not limited to, all costs and expenses to decontaminate the Premises.

     (b) Licensee agrees that it will reimburse Company for and hold harmless Company, its officers, agents and employees, from all fines or penalties made or levied against Company by any Governmental agency or authority as a result of or in connection with Licensee's use of the Premises or of the facilities thereon or as a result of any release of any nature onto the ground or into the water or air by the Licensee from or upon the Premises. Licensee also agrees that it will reimburse Company for and hold Company harmless from any and all costs, expenses, and attorneys' fees and from all penalties or civil judgments incurred, entered, assessed, or levied against Company as a result of Licensee's use of the Premises or as a result of any release of any nature onto the ground or into the water or air by the Licensee from or upon the Premises. Such reimbursement or indemnification shall include but not be limited to any and all judgments or penalties to recover the cost of cleanup of any such release by Licensee from or upon the Premises and all expense incurred by Company as a result of such civil action including but not limited to attorneys' fees.

     (c)  The   provisions  of  this  Article  12  shall  apply   regardless  of
acquiescence or negligence or allegations thereof on the part of either party.

     (d) The foregoing provisions of this Article 12 shall apply notwithstanding any other provision of this Agreement to the contrary.

ARTICLE 13. The liability of the parties to this Agreement, as between themselves, for death, personal injury, and property loss and damage which occurs by reason of, or arises out of, or is incidental to, the use or occupancy by Licensee of the Premises covered by this Agreement, shall be determined in accordance with the following provisions regardless of considerations of fault or negligence:

     (a) Licensee shall be solely responsible for, and shall bear all cost, expense, and liability resulting from, loss of or damage to property by fire;

     (b) Licensee shall be solely responsible for, and shall bear all cost, expense, and liability resulting from, death, personal injury, and loss and damage to property caused solely by the acts or omissions of Licensee, or of the agents or employees of Licensee, or by the violation by Licensee or its agents or employees of any of the terms of this Agreement, or by the acts or omissions of Licensee concurring with the negligence of a third party;

     (c) Except as provided in subparagraph (a) above, Company shall be solely responsible for, and shall bear all cost, expense, and liability resulting from death, personal injury, and property loss and damage caused solely by the acts or omissions of Company, or of the agents or employees of Company, or by the acts or omissions of Company concurring with the negligence of a third party;

     (d) Except as provided in subparagraphs (a) and (b) above, Company and Licensee shall be jointly responsible for and shall bear equally all cost, expense, and liability resulting from death, personal injury, and property loss and damage caused by their joint and concurring acts;

     (e) Licensee hereby agrees to indemnify and save harmless Company, its officers, agents and employees, from all of the liabilities and expenses assumed and undertaken by Licensee in this Article 13. Likewise, Company hereby agrees to indemnify and save harmless Licensee, its officers, agents and employees, from all of the liabilities and expenses assumed and undertaken by Company in this Article 13;

     (f) Knowledge on the part of Company of a continuing violation of the terms of this Agreement by Licensee shall constitute neither an omission nor acquiescence on the part of Company, and shall in no event relieve Licensee of any of the responsibilities imposed upon Licensee hereunder.

ARTICLE 14. (a) In connection with the use of the Premises covered by this Agreement, Licensee agrees to observe and be bound by the rules of the Company with respect to standard clearances for all railroad tracks located on or adjacent to the Premises covered by this Agreement, that is to say the Licensee agrees to maintain and preserve an overhead space of 23 feet measured perpendicularly from the top of the rail (except that overhead clearance where wire lines extend over said track shall be such as may be prescribed by the Company) and a space 18 feet in width, measured 9 feet on each side from the centerline of said track; provided, however, that the side clearance of 9 feet must be increased one and one-half(l-1/2) inches for every degree of curvature, which space shall be kept clear of any obstruction whatever, including but not limited to, all structures, facilities, or property of the Licensee which are or may be placed or erected above or parallel to said track.

     (b) Notwithstanding anything contained in this Agreement, and irrespective of any joint or concurring negligence of Company, Licensee shall assume sole responsibility for and shall indemnify, save harmless, and defend Company, its officers, agents and employees, from and against all claims, actions, or legal proceedings arising, in whole or in part, from the failure of Licensee to comply with any clearance requirements set forth in this Agreement. In this connection, it is specifically understood that knowledge on the part of Company of a violation of any such clearance requirements, whether such knowledge is actual or implied, shall not constitute a waiver and shall not relieve Licensee of its obligations to indemnify Company for losses and claims resulting from any such violation.

ARTICLE 15. In the event that the whole or any part of the Premises occupied by Licensee hereunder shall be taken for any purpose under the power of eminent domain, Licensee shall not be entitled to share in any award resulting from any such taking, nor shall Licensee have any claim against the Company for any expense which may be incurred by Licensee as a result of such taking or as a result of termination of this Agreement by reason of such taking, as hereinafter provided. In the event that the taking shall be of the whole of the property herein occupied by Licensee or of such part as shall render said Premises untenantable for the uses at such time made of the Premises by the Licensee, then this Agreement and all rights and interests acquired hereunder shall terminate as of the date of the vesting of title to the property in the condemning authority, and in no event shall Licensee have any claim for the value of any unexpired period of this Agreement.

ARTICLE 16. This Agreement shall continue in effect from the date hereinabove set forth until terminated by either party upon thirty (30) days' written notice to the other party, except that if Licensee shall default in the payment of rentals, or violate any other covenants herein, Company may terminate this Agreement by 10 days' written notice to Licensee of election so to do; service of such notice to be made either (a) by delivering a copy of the notice to Licensee, or (b) by mailing the same to or leaving it at the last known address of Licensee and posting in any conspicuous place upon said Premises.

ARTICLE 17. (a) Within five days of giving or receiving notice of termination of this Agreement, Licensee shall furnish Company with a written certification that the Premises have not been contaminated by Licensee's operations, or if a condition of contamination exists or is believed to exist on any part of the Premises, Licensee shall give written notice of that fact to Company, and Licensee shall promptly eliminate said condition.

     (b) Upon the termination of this Agreement, for whatever cause, Licensee will vacate the Premises immediately, remove all improvements owned by or placed thereon by Licensee, and leave the Premises, including the subsurface, in as good order and condition as said Premises may have been prior to the use and occupation thereof by Licensee and free from holes, obstructions, debris, wastes, or contamination of any kind.

     (c) If Licensee fails to restore the Premises as provided herein prior to the date that Licensee is required to vacate such Premises, then Company may, at its option but at the sole cost and expense of Licensee, remove or arrange to remove all such property, improvements, obstructions, debris, waste, and contamination, and restore or arrange to restore both the surface and the subsurface of the Premises to as good

                                [PAGE 6 OMITTED]

ARTICLE 25. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered, when deposited in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to Company or Licensee, as the case may be, at the address set forth below.

     Company:                                     Licensee:

Director                                          Pete Iodice
Real Estate and Contract Services                 Service Industries, Inc.
Norfolk Southern Corporation                      1140 Summit Circle
Suite 1650, One Georgia Center                    Watkinsville, Georgia 30677
600 West Peachtree Street
Atlanta, Georgia 30308-3603

ARTICLE 26. This Agreement hereby supersedes and cancels as of the effective date hereof the agreement dated November 29, 1974 between Central of Georgia Railroad Company and Madison Gas & Oil Inc. concerning lease of 26,760 square feet of Company's property at Madison, Georgia; Licensee hereby representing to Company that it has acquired all right, title and interest in and to said agreement dated November 29, 1974 and all improvements of Madison Gas & Oil Inc. located upon the Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate, each part being an original, as of the date hereinabove first recited.


In presence of:                                CENTRAL OF GEORGIA RAILROAD
                                               COMPANY

/s/ Margaret Ann Lowe                          By: /s/ Richard Brooks
-------------------------                          --------------------------
As to Company                                  Title: Real Estate Manager

In presence of:                                SERVICE INDUSTRIES, INC.

/s/ ILLEGIBLE                                  By: /s/ Peter Iodice President
-------------------------                          --------------------------
As to Licensee                                 Title:



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